Exhibit 99.1

NEWS RELEASE
November 19, 2025

Dycom Industries to Acquire Power Solutions, Premier Data Center Electrical Contractor,
Positioning the Company for Accelerated Growth in Digital and Data Center Infrastructure Services

•Expands Dycom’s Exposure to Rapidly Growing, Mission-Critical Data Center Demand
•Establishes a Natural Extension Platform for Long-term Growth and Diversification
•Unlocks Significant Opportunity to Scale Power Solutions’ Operations and Further Expand Existing Relationships with Hyperscalers and Other Technology Companies
•Adds Substantial Skilled Labor Capacity, Combining Two Leading Workforces
•Transaction Expected to be Immediately Accretive to Dycom’s Adjusted EBITDA Margin and Adjusted Diluted EPS and is also Projected to Improve Free Cash Flow for the Combined Company

WEST PALM BEACH, Fla – November 19, 2025 – Dycom Industries, Inc. (NYSE: DY), a leading provider of specialty contracting services to the telecommunications and digital infrastructure industries throughout the United States, today announced it has signed a definitive agreement to acquire Power Solutions, LLC (“Power Solutions”), one of the Mid-Atlantic’s largest electrical contractors serving data centers, for a total consideration which values Power Solutions at $1.95 billion. The transaction is subject to customary closing conditions and is expected to close before the end of the fiscal year.

Power Solutions specializes in providing electrical infrastructure solutions for data centers and other critical facilities in the Greater Washington D.C., Maryland, and Virginia area, the world’s largest data center hub. With over 2,800 highly skilled employees, Power Solutions is a leading contractor of choice in the region, with strong customer relationships and a 25-year track record of high-quality execution. Power Solutions’ annual revenue is expected to be approximately $1.0 billion for calendar 2025. The company’s compounded annual revenue growth has been approximately 15% over the past four years, a trajectory that is expected to continue in calendar 2026. Power Solutions has consistently delivered Adjusted EBITDA margins in the mid-to-high teens, and this level of profitability is expected to be sustained in calendar 2026. This outlook is supported by a total backlog that currently exceeds $1.0 billion.
At closing, Power Solutions will continue to operate under its brand within Dycom. Power Solutions’ strong management team is expected to remain in place and the company will maintain its headquarters in Bowie, Maryland.

“This is a milestone acquisition for Dycom that diversifies our business and significantly enhances our potential to generate long-term growth and value creation,” said Dan Peyovich, President and Chief Executive Officer of Dycom. “Power Solutions is a recognized leader and positions us to benefit from continued strong demand for digital infrastructure solutions among hyperscalers and other industry participants. Our customers will benefit from our expanded capabilities to support data center development by combining Dycom’s expertise in fiber and Power Solutions’ leadership in electrical, two of the most critical elements in digital infrastructure.”

“Dycom and Power Solutions share similar cultures with a focus on safety and quality, raising the bar for our customers, and a commitment to people as our greatest asset. Power Solutions’ skilled workforce, exceptional leadership team and deep relationships with top-tier customers are expected to support durable growth. I am excited to work with the team to realize the opportunities in front of us.”

Compelling Strategic Rationale

•Expands Dycom’s Exposure to Rapidly Growing, Mission-Critical Data Center Demand
◦Deepens exposure to one of the fastest-growing infrastructure sectors, with over 90% of Power Solutions’ revenue coming from data center projects
◦Data center infrastructure is poised for significant growth; while traditional non-gen-AI drivers, like cloud migration, are projected to sustain a 16% CAGR on their own, analysts estimate total U.S. demand for data center capacity could grow at 20% to 25% CAGR through 2030, with gen-AI accounting for the significant acceleration

◦Strategically positioned in the Greater Washington D.C., Maryland, and Virginia area, which is the world’s largest and fastest-growing data-center region, currently representing 27% of total operational capacity in U.S. markets and forecasted to capture 30% of U.S. data center capacity currently under construction and planned
◦Significantly enhances service offering in and around data centers and campuses

•Establishes a Natural Extension Platform for Long-term Growth and Diversification
◦Adds Power Solutions’ leading electrical contracting capabilities, diversifying Dycom’s business and extending its platform for long-term growth
◦Enables offering of turnkey capabilities at scale with a best-in-class operator

•Unlocks Significant Opportunity to Scale Power Solutions’ Operations and Further Expand Existing Relationships with Hyperscalers and Other Technology Companies
◦Provides opportunity to offer powerful integrated services, enabling significant cross-selling opportunities across digital infrastructure players
◦Provides the ability to extend capabilities into additional, targeted high-growth geographic regions and opportunities over time

•Adds Substantial Skilled Labor Capacity, Combining Two Leading Workforces
◦Provides self-perform electrical contracting capabilities with a highly skilled workforce of over 2,800 employees
◦Extends capacity to execute large and complex projects

Financial Highlights
The transaction is expected to be immediately accretive to Dycom’s Adjusted EBITDA margin and Adjusted Diluted Earnings Per Share, excluding non-cash amortization of intangible assets. It is also projected to improve free cash flow for the combined company.

Transaction Consideration and Financing
The purchase price is $1.95 billion, consisting of approximately $293 million payable in Dycom common stock and the remainder of the consideration payable in cash, subject to customary closing and post-closing adjustments. Dycom plans to fund the cash portion of the transaction with a mix of cash on hand, a committed $1.0 billion senior secured term loan A facility and proceeds from a committed $700 million senior secured 364-day bridge loan facility. Pro forma net leverage is expected to be below 3.0x at closing, and the free cash flow profile of the combined business is anticipated to provide a clear path to de-lever to approximately 2.0x net leverage in the next 12-18 months, maintaining Dycom’s financial flexibility for continued strategic growth.

Advisors
Goldman Sachs & Co. LLC is serving as exclusive financial advisor to Dycom, and Weil, Gotshal & Manges LLP is serving as its legal advisor. Source One Business Services, LLC is serving as financial advisor to Power Solutions, and Miles & Stockbridge PC is serving as its legal advisor.

Conference Call Information
Dycom management will discuss the transaction and certain forward-looking information on its fiscal 2026 third quarter results conference call today at 9:00 am ET. Interested parties may participate in the question-and-answer session of the conference call by registering at
https://register-conf.media-server.com/register/BI9a839022ad944fb09c33dfa69ba71132. Upon registration, participants will receive a dial-in number and unique PIN to access the call. Participants are encouraged to join approximately ten minutes prior to the scheduled start time.

For all other attendees, a live listen-only audio webcast of the call, including an accompanying slide presentation, can be accessed directly at https://edge.media-server.com/mmc/p/uapuurgx/lan/en. A replay of the live webcast and the related materials will be available on the Company’s Investor Center website at https://dycomind.com/investors for approximately 120 days following the event.

About Dycom Industries, Inc.
Dycom is a leading provider of specialty contracting services to the telecommunications infrastructure and utility industries throughout the United States. These services include program management, planning, engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services for telecommunications providers. Additionally, Dycom provides underground facility locating services for various utilities, including telecommunications providers, as well as other construction and maintenance services for electric and gas utilities.

About Power Solutions
Power Solutions is a premier electrical contractor in the Mid-Atlantic U.S. region for mission-critical environments. Working in partnership with the country’s largest general contractors, Power Solutions’ workforce builds and maintains electrical systems for data centers as well as hospitals, medical laboratories, telecommunications centers, government and military institutions, and more.

Forward Looking Information
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include those related to the proposed transaction by the Company of Power Solutions, statements about the potential benefits of the proposed transaction, and the anticipated timing of closing of the proposed transaction. Forward-looking statements are based on management’s expectations, estimates and projections, are made solely as of the date these statements are made, and are subject to both known and unknown risks and uncertainties that may cause the actual results and occurrences discussed in these forward-looking statements to differ materially from those referenced or implied in the forward-looking statements contained in this press release. The most significant of these known risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include future economic conditions and trends including the potential impacts of an inflationary economic environment, changes in government policies and laws affecting our business, including related to funding for infrastructure projects and tariff policies or changes to tax laws, changes to customer capital budgets and spending priorities, the availability and cost of materials, equipment and labor necessary to perform our work, the adequacy of the Company’s insurance and other reserves and allowances for credit losses, whether the carrying value of the Company’s assets may be impaired, the future impact of any acquisitions or dispositions, adjustments and cancellations of the Company’s projects, the impact to the Company’s backlog from project cancellations or postponements, the impacts of pandemics and public health emergencies, the impact of varying climate and weather conditions, the anticipated outcome of other contingent events, including litigation or regulatory actions involving the Company, potential liabilities or other adverse effects arising from occupational health, safety, and other regulatory matters, the adequacy of our liquidity, the availability of financing to address our financials needs, the Company’s ability to generate sufficient cash to service its indebtedness, the impact of restrictions imposed by the Company’s credit agreement, and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Risks and uncertainties relating to the Power Solutions transaction include, but are not limited to, risks associated with transactions generally, such as the inability to obtain, or delays in obtaining, any required regulatory approvals or other consents; the failure to consummate or delay in consummating the proposed transaction for other reasons; the risk that a condition to closing of the proposed transaction may not be satisfied; the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement; the outcome of any legal proceedings that may be instituted following announcement of the proposed transaction; failure to retain key management and employees of Power Solutions; unfavorable reaction to the proposed transaction by customers, competitors, suppliers and employees; risks that the proposed transaction disrupts current plans and operations of the Company and Power Solutions; the ability to identify and recognize the anticipated benefits of the proposed transaction, expectations and synergies; the amount of the costs, fees, expenses and charges related to the proposed transaction; and the ability of the Company and Power Solutions to successfully integrate their businesses and related operations. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update its forward-looking statements.

For more information, contact:
Callie Tomasso, VP Investor Relations & Corporate Communications
Email: investorrelations@dycomind.com
Phone: (561) 627-7171

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